   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1994

                                                      REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       GREEN TREE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               MINNESOTA                             41-1263905
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              DREW S. BACKSTRAND
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
           CHARLES F. SAWYER                       CATHY M. KAPLAN
           DORSEY & WHITNEY                         BROWN & WOOD
        220 SOUTH SIXTH STREET                 ONE WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402             NEW YORK, NEW YORK 10048

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                        CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------

                                                 PROPOSED       PROPOSED
                                     AMOUNT      MAXIMUM        MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF          TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED  PER UNIT(1)   OFFERING PRICE     FEE
- ----------------------------------------------------------------------------------------
Manufactured Housing Contract
 Pass-Through Certificates.......  $1,000,000      100%        $1,000,000     $344.83

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                       SUBJECT TO COMPLETION--PRELIMINARY
                        PROSPECTUS DATED MARCH   , 1994

PROSPECTUS
                          $              (APPROXIMATE)
             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                          % MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                    SERIES 1994-1, CLASS B-2 (SUBORDINATED)
 (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING APRIL,
                                     1994)
                                 ------------
  The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1994-1 (the "Certificates") will represent interests in a trust (the "Trust") consisting of a pool (the "Contract Pool") of actuarial manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by Green Tree Financial Corporation (in such capacity referred to herein as the "Company"). The Company will also act as servicer of the Contracts (in such capacity referred to herein as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%.

  The Certificates will consist of five classes of Senior Certificates (the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 and the Class A-5 Certificates) (collectively, the "Class A Certificates"), and three classes of Subordinated Certificates (the Class B-1 Certificates, the Class B-2 Certificates and the Class C Certificates). Only the Class B-2 Certificates are being offered hereby. The Class A Certificates
will evidence in the aggregate an initial   % (approximate) undivided interest
in the Trust, the Class B-1 Certificates will evidence an initial % (approximate) undivided interest in the Trust, the Class B-2 Certificates will evidence an initial % (approximate) undivided interest in the Trust, and the Class C Certificates will evidence an interest in a portion of the interest payments on the Contracts. The Trust will be created in March 1994, pursuant to a Pooling and Servicing Agreement between the Company, as Seller and Servicer of the Contracts, and First Bank National Association as trustee (the "Trustee"). The Trust property will include all rights to receive payments due on each Contract on or after March 1, 1994 (the "Cut-off Date"), security interests in the manufactured homes securing the Contracts, all rights under certain hazard insurance policies with respect to the manufactured homes and rights to amounts in the Certificate Account.

  Principal and interest are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter) (a "Remittance Date") beginning in April 1994. On each Remittance Date, holders of the Class B-2 Certificates will be entitled to receive, from and to the extent of funds available in the Certificate Account, the Class B-2 Distribution Amount, calculated as set forth herein. The rights of the holders of the Class B-1, Class B-2 and Class C Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the holders of the Class A Certificates, and the rights of the holders of the Class B-2 and Class C Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the holders of the Class B-1 Certificates, all as described herein.

  The Class B-2 Certificateholders will have the benefit of a liquidity reserve (the "Liquidity Reserve") established to protect against losses that would otherwise be absorbed by the Class B-2 Certificateholders. To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Class B-2 Certificates the Class B-2 Formula Distribution Amount (described below), the Reserve Draw Amount (described below) will be withdrawn from the Liquidity Reserve. No funds will be deposited in the Liquidity Reserve at Closing, and the aggregate amount of funds on deposit in the Liquidity
Reserve will in no event exceed $         .

  An election will be made to treat the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. As described more fully herein, the Class B-2 Certificates will constitute "regular interests" in the REMIC and the Class C Certificates will constitute "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

  The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. The Company, as Seller of the Contracts, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, the Company will be obligated to repurchase such Contract or substitute another contract therefor.

  The interests of the owners of the Class B-2 Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Class B-2 Certificates" herein.

                                                  (the "Underwriters") intend
to make a secondary market in the Class B-2 Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Class B-2 Certificates will develop, or if it does develop, that it will continue.

  The Class B-2 Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates or the Company, and will be payable only from amounts held in the Trust. See "Special Considerations" herein.
                                 ------------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                     UNDERWRITING  PROCEEDS TO
                                  PRICE TO PUBLIC(1)   DISCOUNT     COMPANY(2)
- ------------------------------------------------------------------------------
Per Class B-2 Certificate........             %            %                %
- ------------------------------------------------------------------------------
Total............................  $                 $            $
- ------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1)Plus accrued interest, if any, at the Class B-2 Remittance Rate from March
    , 1994.
(2)Before deducting expenses, estimated to be $100,000.
                                 ------------
  The Class B-2 Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class B-2 Certificates will be made in book-entry form only through the Same Day
Funds Settlement system of The Depository Trust Company on or about March   ,
1994.
                                 ------------




March   , 1994

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS B-2 CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until           , 1994, all dealers effecting transactions in the Class B-2
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    REPORTS TO CLASS B-2 CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Class B-2 Certificates certain monthly and annual reports concerning such Certificates and the Trust as further described in this Prospectus under "Description of the Certificates--Reports to Class B-2 Certificateholders."

                             ADDITIONAL INFORMATION

  This Prospectus contains a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus describing a provision of any contract or other document referred to are summaries, and if this Prospectus indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

                 SUMMARY OF TERMS OF THE CLASS B-2 CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus.

Securities Offered...........  The Class B-2 Certificates (the "Class B-2 Cer-
                                tificates") of the Manufactured Housing Con-tract Senior/Subordinate Pass-Through Certifi-cates, Series 1994-1 (the "Certificates"). The Certificates also include the Class A Certifi-cates, the Class B-1 Certificates and the Class C Certificates, which are not being offered hereby.

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Trustee......................  First Bank National Association, Minneapolis,
                                Minnesota (referred to herein as the "Trust-ee").

Cut-off Date Pool Principal    $               (Approximate. Subject to permit-
 Balance.....................   ted variance of plus or minus 5%).

Original Class B-2 Principal   $              (Approximate. Subject to permit-
 Balance.....................   ted variance of plus or minus 5%).

Original Class A Principal     $               (Approximate. Subject to permit-
 Balance.....................   ted variance of plus or minus 5%).

  Original Class A-1           $               (Approximate. Subject to permit-
 Principal Balance...........   ted variance of plus or minus 5%).

  Original Class A-2           $               (Approximate. Subject to permit-
 Principal Balance...........   ted variance of plus or minus 5%).

  Original Class A-3           $              (Approximate. Subject to permit-
 Principal Balance...........   ted variance of plus or minus 5%).

  Original Class A-4           $               (Approximate. Subject to permit-
 Principal Balance...........   ted variance of plus or minus 5%).

  Original Class A-5           $               (Approximate. Subject to permit-
 Principal Balance...........   ted variance of plus or minus 5%).

Original Class B-1 Principal   $              (Approximate. Subject to permit-
 Balance.....................   ted variance of plus or minus 5%).

Class B-2 Remittance Rate....      % per annum, subject to a maximum rate equal
                                to the weighted average of the Contract Rates on each Contract in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.

Class A-1 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-2 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-3 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-4 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-5 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class B-1 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Remittance Date..............  The 15th day of each month (or if such 15th day is not a business day, the next succeeding business day), commencing on April 15, 1994.

Record Date..................  The business day immediately preceding the re-
                                lated Remittance Date.

Cut-off Date.................  March 1, 1994.

Agreement....................  The Pooling and Servicing Agreement, dated as of
                                March 1, 1994 (the "Agreement"), between the
                                Company, as Seller and Servicer, and the Trust-ee.

Description of Certificates..  The Class B-1, Class B-2 and Class C Certifi-
                                cates are Subordinated Certificates and the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are Senior Certificates, all as described herein. The Class A, Class B-1 and Class C Certificates are not being offered hereby. The undivided percentage interest of any Class B-2 Certificate in the distributions to the holder of such Certificate (the "Percentage Interest") will be equal to the percentage obtained from dividing the denomina-tion specified on such Certificate by the Orig-inal Class B-2 Principal Balance. The Class B-2 Certificates will be offered in registered form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except for one Class B-2 Certificate with a denomina-tion representing the remainder of the Original Class B-2 Principal Balance. See "Description of the Certificates--Registration of the Class B-2 Certificates."

Distributions................  On each Remittance Date, distributions on the
                                Certificates will be made first to the holders of the Class A Certificates, then to the hold-ers of the Class B-1 Certificates and then to the holders of the Class B-2 Certificates, in the manner described below. The rights of the Class B-1, Class B-2 and Class C Certificateholders to receive distributions are subordinated to the rights of the Class A Certificateholders, the rights of the Class B-2 and Class C Certificateholders to receive dis-tributions are subordinated to the rights of the Class B-1 Certificateholders, and the rights of the Class C Certificateholders to re-ceive distributions are subordinated to the rights of the Class B-2 Certificateholders.

                               Distributions of interest and, to the extent
                                specified below, principal to the Class B-2
                                Certificateholders will be made in an amount equal to their respective Percentage Interests of the Class B-2 Distribution Amount (as de-scribed below). Distri-butions will be made on each Remittance Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Class B-2 Certificates will only be made upon presentation and surrender of the Class B-2 Certificates at the office or agency ap-pointed by the Trustee for that purpose in Min-neapolis or St. Paul, Minnesota.


                               The "Class B-2 Formula Distribution Amount" for
                                any Remittance Date will equal the sum of (i) the amount of interest calculated as described below under "A. Interest," and (ii) the amount of principal calculated as described below un-der "B. Principal." The "Class B-2 Distribution Amount" for any Remittance Date will equal the lesser of (i) the Class B-2 Formula Distribu-tion Amount for such Remittance Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to the distribution made to Class A and Class B-1 Certificateholders) on such Remittance Date (the "Remaining Amount Available") plus the Re-serve Draw Amount, if any, (described below). Distributions on the Class B-2 Certificates will be applied first to the payment of inter-est, then to the payment of principal.

                               See "Description of the Certificates" herein for
                                a detailed description of the amounts on de-posit in the Certificate Account that will con-stitute the Remaining Amount Available on each Remittance Date. The Remaining Amount Available will include amounts otherwise payable to Class C Certificateholders. See "Description of the Certificates--Subordination of Class B-2 Cer-tificates and Class C Certificates."

 A. Interest.................. Interest on the outstanding Class B-2 Principal
                                Balance will accrue from March   , 1994 or from
                                the most recent Remittance Date on which inter-est has been paid to but excluding the follow-ing Remittance Date. To the extent of the Re-maining Amount Available, if any, for a Remit-tance Date after payment of the Class A Distri-bution Amount and the Class B-1 Distribution Amount for such date, interest will be paid to the Class B-2 Certificateholders on such Remit-tance Date at the Class B-2 Remittance Rate on the then outstanding Class B-2 Principal Bal-ance. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Certificateholders on account of principal.

                               In the event that, on a particular Remittance
                                Date, the Remaining Amount Available in the
                                Certificate Account plus the Reserve Draw
                                Amount, if any, is not sufficient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of the defi-ciency will be carried forward as an amount that the Class B-2 Certificateholders are enti-tled to receive on the next Remittance Date. Any amount so carried forward will, to the ex-tent legally permissible, bear interest at the Class B-2 Remittance Rate. See "Description of the Certificates."

 B. Principal (including       Except for payments of the Class B-2 Principal
  Prepayments)................  Liquidation Loss Amount (described below) with-
                                drawn from the Liquidity Reserve, payments of principal on the Class B-2 Certificates will not commence until the Remittance Date on which the Class B-1 Principal Balance has been re-duced to zero (the "Sixth Cross-over Date"), and will be made on that Remittance Date and each Remittance Date thereafter only if each Class B Principal Distribution Test (described below) is satisfied on such Remittance Date (unless the Class A Principal Balance has been reduced to zero). Payments of principal on the Class B-1 Certificates will not commence until the Class B Cross-over Date (described below), and will be made on that Remittance Date and each Remittance Date thereafter only if each Class B Principal Distribution Test (described below) is satisfied on such Remittance Date (unless the Class A Principal Balance has been reduced to zero). The Class B Cross-over Date will be the later of (A) the Remittance Date in April 1999, and (B) the first Remittance Date on which the Class B Principal Balance repre-sents 22% or more of the Pool Scheduled Princi-pal Balance. The Class B Principal Distribution Tests on each Remittance Date relate to losses and delinquencies on the Contracts, and are de-scribed under "Description of the Certifi-cates--Principal" herein.

                               On each Remittance Date on or after the Sixth
                                Cross-over Date on which each Class B Principal Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribu-tion Amount will be distributed, to the extent of the Remaining Amount Available, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

                               In the event that, on a particular Remittance
                                Date, the Remaining Amount Available in the
                                Certificate Account plus the Reserve Draw
                                Amount, if any, is not sufficient to make a full distribution of principal to the Class B-2 Certificateholders, the amount of the defi-ciency will be carried forward as an amount that the Class B-2 Certificateholders are enti-tled to receive on the next Remittance Date.

                               The Class B Percentage for any Remittance Date
                                on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied will be equal to 100% minus the Class A Percentage. The Class B Percentage for each Remittance Date, if any, after the Class A Principal Balance has been reduced to zero will be equal to 100%.

                               The Class A Percentage for any Remittance Date
                                prior to the Class B Cross-over Date, and for any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has not been satisfied, will equal 100%. On each Remittance Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Remittance Date, the Class A Percentage will equal a fraction, ex-pressed as a percentage, the numerator of which is the Class A Principal Balance for such Re-mittance Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Remittance Date.

                               The Class A Percentage of the Formula Principal
                                Distribution Amount (described below) will be distributed, to the extent of the Amount Avail-able (described below) after payment of in-terest on each Class of Class A Certificates, first, to the Class A-1 Certificateholders un-til the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Princi-pal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero and then to the Class A-5 Certificateholders until the Class A-5 Princi-pal Balance has been reduced to zero.

                               The "Principal Balance" of a Class of Certifi-
                                cates as of any Remittance Date is the Original Principal Balance of such Class of Certificates less all amounts previously distributed to such Class on account of principal. The Class A Principal Balance as of any Remittance Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Bal-ance and the Class A-5 Principal Balance. The Class B Principal Balance as of any Remittance Date is the sum of the Class B-1 Principal Bal-ance and the Class B-2 Principal Balance.

                               The "Formula Principal Distribution Amount" for
                                any Remittance Date will be equal to the sum of
                                (i) all scheduled payments of principal due on each outstanding Contract during the month pre-ceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, dur-ing the month preceding the month of such Re-mittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties,
                                (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month and (iv) the Sched-uled Principal Balance of each Contract that became a Liquidated Contract (defined below) during such preceding month.

                               The Scheduled Principal Balance of a Contract
                                for any month is its principal balance as spec-ified in its amortization schedule, after giv-ing effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date ("Due Date") in that month, but without giving effect to any adjust-ments due to bankruptcy or similar pro-ceedings. The Pool Scheduled Principal Balance is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of a month. A Liquidated Contract is a Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home securing such Contract (the "Manufactured Home") have been received.

                               On each Remittance Date prior to the Sixth
                                Cross-over Date, the Class B-2
                                Certificateholders will be entitled to receive, from the Liquidity Reserve (subject to the limit of the amount on deposit in the Liquidity Reserve), any Class B-2 Principal Liquidation Loss Amount for such Remittance Date. The "Class B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which the sum of the Class A Princi-pal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (af-ter giving effect to all distributions of prin-cipal from the Amount Available on such Remit-tance Date).

Subordination of Class B-2
 and Class C Certificates....
                               The rights of holders of the Class B-1, Class B-
                                2 and Class C Certificates to receive distribu-tions with respect to the Contracts in the Trust will be subordinated, to the extent de-scribed herein, to such rights of the holders of the Class A Certificates. In addition, the rights of the holders of the Class B-2 and Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated, to the extent described here-in, to such rights of the holders of the Class B-1 Certificates. This subordination is in-tended to enhance the likelihood of regular re-ceipt by the holders of the Class A Certifi-cates and Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such hold-ers protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of Class
                                A and Class B-1 Certificates by means of the subordination of the Class B-2 and Class C Cer-tificates will be accomplished by the preferen-tial right of the Class A and Class B-1 Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B-2 and Class C Certifi-cates, the amounts of principal and interest due them on each Remittance Date out of the Amount Available on such date in the Certifi-cate Account and, if necessary, by the right of such Class A and Class B-1 Certificateholders to receive future distributions of Amounts Available that would otherwise be payable to the holders of the Class B-2 and Class C Cer-tificates.

                               The rights of the holders of the Class C Certif-
                                icates to receive distributions with respect to the Contracts on each Remittance Date will be subordinated to the rights of the holders of the

                                Class A, Class B-1 and Class B-2 Certificates. See "Description of the Certificates--Subordi-nation of Class B-2 Certificates and Class C Certificates."

Liquidity Reserve............  In order to mitigate the effect of the subordi-
                                nation of the Class B-2 Certificates and liqui-dation losses and delinquencies on the Con-tracts, the Trustee on each Remittance Date will, if necessary, withdraw the Reserve Draw Amount (to the extent of funds on deposit in the Liquidity Reserve) from the Liquidity Re-serve for payment to the Class B-2 Certificateholders. The "Reserve Draw Amount" for any Remittance Date will equal the sum of the amount of interest owing to the Class B-2 Certificateholders on such Remittance Date and unpaid from the Remaining Amount Available plus any Class B-2 Principal Liquidation Loss Amount for such Remittance Date.

                               No funds will be deposited in the Liquidity Re-
                                serve on the Closing Date. On each Remittance Date, unless the amount on deposit in the Li-quidity Reserve equals the Requisite Reserve Amount (described below), the Trustee will de-posit in the Liquidity Reserve, from any Amount Available remaining in the Certificate Account after distributing all amounts due to the Class A Certificateholders, the Class B-1 Certificateholders and the Class B-2 Certificateholders, but before payment of the Monthly Servicing Fee to the Company, an amount equal to the product of 1/12 and 0.2% of the Pool Scheduled Principal Balance for such Re-mittance Date. The "Requisite Reserve Amount"
                                will be equal to $         .

                               The Class C Certificateholders may obtain the
                                release of all amounts in the Liquidity Reserve upon delivery to the Trustee of an irrevocable letter of credit or other form of credit en-hancement. See "Description of the Certifi-cates--The Liquidity Reserve."

Losses on Liquidated           As described above, the distribution of princi-
 Contracts...................   pal to the Class A and Class B-1
                                Certificateholders is intended to include the Class A Percentage and the Class B Percentage, respectively, of the Scheduled Principal Bal-ance of each Contract that became a Liquidated
                                Contract during the month preceding the month of such distribution. If the Net Liquidation
                                Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed by the Class C
                                Certificateholders, then the Monthly Servicing
                                Fee (so long as the Company is the Servicer), and then the Class B-2 Certificateholders since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A and the Class B-1
                                Certificateholders.

                               If the Amount Available is not sufficient to
                                cover the entire amount distributable to the Class A Certificateholders on a particular Re-mittance Date, then the Class A Percentage on future Remittance Dates will be increased and the Class B Percentage on future Remittance Dates will be reduced as a result of such defi-ciency. If the Amount Available is sufficient to cover the entire amount distributable to the Class A Certificateholders on a particular Re-mittance Date but is not sufficient to cover the entire amount distributable to the Class B-1 Certificateholders, then the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are enti-tled to receive on the next Remittance Date.

                               But for the payments of the Reserve Draw Amount
                                from funds on deposit in the Liquidity Reserve and the subordination of the Class C Certifi-cates and the Monthly Servicing Fee otherwise payable to the Company, the Class B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee, and (ii) all delinquent payments on the Contracts. See "Description of the Certificates--Subordination of Class B-2 Certificates and Class C Certificates" and "Yield, Prepayment and Maturity Considera-tions."

Optional Repurchase of the
 Contracts by the Servicer
 or the Company..............
                               At its option either the Servicer or the Company
                                may repurchase from the Trust all remaining
                                Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Princi-pal Balance. See "Description of the Certifi-cates--Repurchase Option."

The Contracts................  Fixed rate manufactured housing installment sale contracts and installment loan agreements in-cluding any and all rights to receive payments due thereunder on and after the Cut-off Date and either (i) security interests in the Manu-factured Homes purchased with the proceeds of such contracts or (ii) with respect to certain of the Contracts ("Land-and-Home Contracts") liens on the real estate to which the related Manufactured Homes are deemed permanently af-fixed. The Contracts are secured by Manufac-
                                tured Homes or real estate located in    states
                                and the District of Columbia and have been se-lected by the Company from its portfolio of manufactured housing contracts based on the criteria specified in the Agreement. All but
                                     , or     % by Cut-off Date Pool Principal
                                Balance, of the Contracts are conventional Con-tracts (i.e., not insured or guaranteed by any governmental agency). The annual percentage rate of interest on the Contracts ranges from
                                    % to      % with a weighted average of ap-
                                proximately     %. The Contracts had a weighted
                                average term to scheduled maturity, as of orig-
                                ination, of     months, and a weighted average
                                remaining term to scheduled maturity, as of the Cut-off

                                Date, of     months. The final scheduled pay-
                                ment date on the Contract with the latest matu-
                                rity is in              . See "The Contract
                                Pool."

Security Interests and
 Certain Other Aspects of
 the Contracts; Repurchase
 or Substitution
 Obligations.................
                               In connection with the transfer of the Contracts
                                to the Trust, the Company has assigned the se-curity interests in the Manufactured Homes or
                                (with respect to the       Land-and-Home Con-
                                tracts) the liens on the underlying real prop-erty, as appropriate, to the Trust. Under the laws of most states Manufactured Homes that have not been affixed to the real estate con-stitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. If the Manufactured Home were relocated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real es-tate title and recording laws, or as a result of fraud or negligence, the Trust could lose its prior perfected security interest in a Man-ufactured Home. Subject to the effect of not amending certificates of title as discussed un-der "Special Considerations--Security Interests and Certain Other Aspects of the Contracts," the Servicer will take such steps as are neces-sary to maintain perfection of the security in-terest in each Manufactured Home. Because of the expense and administrative inconvenience involved, the Company has not recorded the as-signment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequently, in some states in the absence of such recordation the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective and in the absence of such recordation the assign-ment of the mortgage or deed of trust to the Trustee may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sale or loan contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender. The Company has agreed to repurchase, or, at its option, to substitute another contract for, any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trust's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Special Considera-tions--Security Interests and Certain Other As-pects of the Contracts."

Certain Federal Income Tax
 Consequences................
                               For federal income tax purposes, the Trust will
                                be treated as a real estate mortgage investment conduit ("REMIC"). The Class A Certificates and the Class B Certificates will constitute "regu-lar interests" in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Certificates will constitute "re-sidual interests" in the REMIC. The holders of the Class B-2 Certificates will be required to include in income interest on such Certificates (including any original issue discount) in ac-cordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences."

ERISA Considerations.........  No transfer of a Class B-2 Certificate will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to the Internal Revenue Code of 1986, as amended (the "Code") unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Consid-erations."

Legal Investment               Because the Class B-2 Certificates will not be
 Considerations..............   rated in one of its two highest rating catego-
                                ries by Moody's Investors Service, Inc.
                                ("Moody's"), the Class B-2 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to in-vest in more highly rated securities based on first mortgage loans may not be legally autho-rized to invest in the Class B-2 Certificates.
                                See "Legal Investment Considerations." No rep-resentations are made as to any regulatory re-quirements or considerations (including without limitation regulatory capital requirements) ap-plicable to the purchase of Class B-2 Certifi-cates by banks, savings and loan associations or other financial institutions, which institu-tions should consult their own counsel as to such matters.

Rating.......................  It is a condition to the issuance of the Class
                                B-2 Certificates that they be rated at least
                                " " by Moody's. The rating of the Class B-2 Certificates addresses the likelihood of the ultimate payment of principal and interest on the Class B-2 Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

Registration of the Class B-
 2 Certificates..............
                               The Class B-2 Certificates initially will be
                                represented by one or more certificates regis-tered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company

                                ("DTC"), and will only be available in the form of book-entries on the records of DTC and par-ticipating members thereof. Certificates repre-senting the Class B-2 Certificates will be is-sued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "De-scription of the Certificates--Registration of the Class B-2 Certificates."

                             SPECIAL CONSIDERATIONS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Class B-2
Certificates:

  1. General. An investment in the Class B-2 Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sale contracts. See "The Contract Pool." Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the Liquidity Reserve. The Class B-2 Certificateholders will bear the risk of delinquencies and losses on the Contracts on each Remittance Date to the extent such losses are not covered by Reserve Draw Amounts or absorbed by the Monthly Servicing Fee otherwise distributable to the Company (as Servicer) and the amounts otherwise distributable to the Class C Certificateholders on any Remittance Date.

  2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Certificates. See "Yield, Prepayment and Maturity Considerations."

  3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Class B-2 Certificates, or, if it does develop, that it will provide the holders of the Class B-2 Certificates with liquidity of investment or that it will remain for the term of the Class B-2 Certificates. The Class B-2 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class B-2 Certificates, limiting the market for such securities.

  4. Distributions of Principal. The yield to maturity on the Class B-2 Certificates will be affected by the rate at which Contracts become Liquidated Contracts and the severity of ensuing losses on such Liquidated Contracts and the timing thereof. Prior to the Class B Cross-over Date, and on any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is not satisfied, the Class A Certificateholders will receive all payments of principal that are made on the Contracts. Holders of the Class B-1 Certificates will be entitled to all distributions of principal paid to the Class B Certificates until the Class B-1 Principal Balance is reduced to zero. It is not possible to predict the timing of the occurrence of the Class B Cross-over Date, the Sixth Cross-over Date or of the Remittance Date, if any, on which the Class A Principal Balance is reduced to zero, which occurrences will be affected by the rate of voluntary principal prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield, Prepayment and Maturity Considerations." In addition, the timing of distributions of principal on the Class B-2 Certificates will be dependent on the satisfaction of Class B Principal Distribution Tests relating to losses and delinquencies on the Contracts. See "Description of the Certificates-- Principal."

  5. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Manufactured Home (or, in the case of a Land-and-Home Contract, by a mortgage or deed of trust on the real estate to which the Manufactured Home is permanently affixed). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificate of title to name the Trustee as the lienholder and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states in the absence of such an amendment to the certificate of title the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Trustee the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against creditors of the Company or a trustee in bankruptcy of the Company. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequently, in some states in the absence of such recordation the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective, and in the absence of such recordation the assignment of the mortgage or deed of trust to the Trustee may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust as assignee of the Contracts. From time to time, the Company has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach by the Company of any such warranty that materially adversely affects any Contract would require the Company to repurchase, or at its option substitute another manufactured housing contract for, such Contract unless such breach is cured within 90 days. If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

  6. Certain Matters Relating to Insolvency. A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
     Article 9 of the UCC. If the Company were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay or reduction in distributions.

                          STRUCTURE OF THE TRANSACTION

  The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on such Contracts on and after March 1, 1994 (the "Cut-off Date") and security interests in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) and all proceeds in any way derived from any of the foregoing. The Company will also service the Contracts for the Trust. Except for the Land-and-Home Contracts, the Contracts will be held by the Company on behalf of the Trustee. First Trust National Association will act as custodian to hold, as the Trustee's agent, the documents relating to all Land-and-Home Contracts.

  Payments by Obligors will be deposited in a separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") no later than one Business Day after receipt. Certain payments deposited in the Certificate Account in respect of each calendar month (a "Due Period") will be applied on the 15th day of the next month (or, if such day is not a Business Day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates--Distributions" and to pay certain monthly fees to the Company as compensation for servicing the Contracts. The Company, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer."

  The Company's conveyance of the Contracts to the Trust is without recourse, except for certain warranties made by the Company in the Agreement and certain indemnities by the Servicer described under "Description of the Certificates-- Indemnification."

                               THE CONTRACT POOL

  The Contract Pool consists of        Contracts having an aggregate principal
balance as of the Cut-off Date of $               (the "Cut-off Date Pool
Principal Balance"). All of the Contracts are manufactured housing installment sales contracts originated by a manufactured housing dealer and purchased by the Company from such dealer, or manufactured housing installment loan agreements originated by the Company directly. The Contracts were originated
between            and        . Manufactured housing installment sale contracts
and manufactured housing installment loan agreements are hereinafter collectively referred to as "manufactured housing contracts" or "contracts." All of the Contracts are conventional manufactured housing contracts, meaning that they are not insured or guaranteed by any governmental agency.

  Each Contract (a) is secured by a Manufactured Home or, in the case of a Land-and-Home Contract, is secured by a lien on real estate to which the Manufactured Home is deemed permanently affixed, (b) is fully amortizing with a fixed contractual rate of interest (the "Contract Rate") and provides for level payments over the term of such Contract and (c) is dated on or after
    . The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed description of the Contracts is
included in the Agreement. Approximately   % of the Cut-off Date Pool Principal
Balance is attributable to loans to purchase Manufactured Homes which were new
and approximately   % is attributable to loans to purchase Manufactured Homes
which were used at the time the related Contract was originated. All Contracts
have a Contract Rate of at least     %. Approximately      % of the Contracts
by Cut-off Date Pool Principal Balance have Contract Rates less than     %
(equal to the Class B-2 Remittance Rate). The Contracts have remaining
maturities, as of the Cut-off Date, of at least   months but not more than 300
months and original maturities of at least    months but not more than 300
months, and a weighted average remaining term to scheduled maturity, as of the
Cut-off Date, of     months. The average remaining principal balance per
Contract as of the Cut-off Date was $          and the outstanding principal
balances of the Contracts as of the Cut-off Date ranged from $       to
$          . All but      , or      % by Cut-off Date Pool Principal Balance,
of the Contracts had loan-to-value ratios at the time of origination of   % or
less. "Value" in such calculation is equal to (i) in the case of a new Manufactured Home, the total cost of such Manufactured Home, including sales and other taxes, filing and recording fees imposed by law, and premiums for related insurance, (ii) in the case of a used Manufactured Home, either the total delivered sales price for such Manufactured Home, if available, or else its appraised market value, plus, in either case, sales and other taxes, filing and recording fees imposed by law and premiums for related insurance, or (iii) in the case of real estate securing a Land-and-Home Contract, the total sales price of the real estate and the Manufactured Home together. (With respect to
approximately     % of the Contracts by Cut-off Date Pool Principal Balance,
"Value" includes the value of land in respect of which the Obligor has granted a lien to the Company in lieu of a down payment, which lien is not being transferred to the Trust. Such Contracts are not Land-and-Home Contracts.) Appraisals are made by employees of the Company. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract. The Contracts are secured by Manufactured Homes located in
states and the District of Columbia, of which approximately     % of the
Contracts by remaining principal balance are secured by Manufactured Homes
located in              ,     % in       ,     % in         and     % in
        . No other state represented more than  % of the Contracts.

  Set forth below is a description of certain additional characteristics of the Contracts.

                GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES

                                                                   % OF CONTRACT
                          NUMBER OF % OF CONTRACT     AGGREGATE       POOL BY
                          CONTRACTS POOL BY NUMBER    PRINCIPAL     OUTSTANDING
                            AS OF    OF CONTRACTS      BALANCE       PRINCIPAL
                           CUT-OFF  AS OF CUT-OFF  OUTSTANDING AS  BALANCE AS OF
                            DATE         DATE      OF CUT-OFF DATE CUT-OFF DATE
                          --------- -------------- --------------- -------------
Alabama..................                     %    $                        %
Alaska...................
Arizona..................
Arkansas.................
California...............
Colorado.................
Connecticut..............
Delaware.................
District of Columbia.....
Florida..................
Georgia..................
Idaho....................
Illinois.................
Indiana..................
Iowa.....................
Kansas...................
Kentucky.................
Louisiana................
Maine....................
Maryland.................
Massachusetts............
Michigan.................
Minnesota................
Mississippi..............
Missouri.................
Montana..................
Nebraska.................
Nevada...................
New Hampshire............
New Jersey...............
New Mexico...............
New York.................
North Carolina...........
North Dakota.............
Ohio.....................
Oklahoma.................
Oregon...................
Pennsylvania.............
Rhode Island.............
South Carolina...........
South Dakota.............
Tennessee................
Texas....................
Utah.....................
Vermont..................
Virginia.................
Washington...............
West Virginia............
Wisconsin................
Wyoming..................
                           ------       ------     ---------------    ------
Total....................                     %    $                        %
                           ======       ======     ===============    ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                  % OF CONTRACT POOL
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
  YEAR OF ORIGINATION    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  -------------------    ------------------- ------------------- ---------------------
1980....................                           $                          %
1981....................
1982....................
1983....................
1984....................
1985....................
1986....................
1987....................
1988....................
1989....................
1990....................
1991....................
1992....................
1993....................
1994....................
                               ------              -------              ------
   Total................                                                100.00%
                               ======              =======              ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                  % OF CONTRACT POOL
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
 AMOUNT (IN DOLLARS)(1)  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ----------------------  ------------------- ------------------- ---------------------
Less than $10,000.......                           $                          %
$10,000-$19,999.99......
$20,000-$29,999.99......
$30,000-$39,999.99......
$40,000-$49,999.99......
$50,000-$59,999.99......
$60,000-$69,999.99......
$70,000-$79,999.99......
$80,000-$89,999.99......
$90,000-$99,999.99......
$100,000-$109,999.99....
                               ------              -------              ------
   Total................                                                100.00%
                               ======              =======              ======

- --------
(1) The largest original Contract amount is $         , which represents    %
    of the Cut-off Date Pool Principal Balance.

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
LOAN-TO-VALUE RATIO(1)   AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
- ----------------------   ------------------- ------------------- --------------------------
Less than 61%...........                           $                             %
61-65%..................
66-70%..................
71-75%..................
76-80%..................
81-85%..................
86-90%..................
91-95%..................
Over 95%................
                               ------              -------                 ------
   Total................                                                   100.00%
                               ======              =======                 ======

- --------
(1) Rounded to the nearest 1%. The term "Value" as used in this table is defined above. The loan-to-value ratios on the Contracts may be subject to a variance of up to 5% from the tabular presentation. Such variances were caused by information input by Company personnel in regional offices with respect to incidental items financed in the loans, such as dealer-installed equipment, the costs of which were estimated at the time the loan applications were approved.

                                 CONTRACT RATES

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
 RANGE OF CONTRACTS BY   NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE       AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
 ---------------------   ------------------- ------------------- --------------------------
7.00%-8.00%.............                            $                            %
8.01%-9.00%.............
9.01%-10.00%............
10.01%-11.00%...........
11.01%-12.00%...........
12.01%-13.00%...........
13.01%-14.00%...........
14.01%-15.00%...........
15.01%-16.00%...........
                                ----                ----                   ------
    Total...............                            $                      100.00%
                                ====                ====                   ======

                          REMAINING MONTHS TO MATURITY

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
    MONTHS REMAINING     NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
   ------------------    ------------------- ------------------- --------------------------
Less than 31............                            $                            %
31-60...................
61-90...................
91-120..................
121-150.................
151-180.................
181-210.................
211-240.................
Over 240................
                                ----                ----                   ------
    Total...............                            $                      100.00%
                                ====                ====                   ======

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Minnesota corporation which, as of December 31, 1993, had
stockholders' equity of approximately $           . The Company purchases,
pools, sells and services conditional sales contracts for manufactured housing throughout the nation. The Company is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. The Company operates its business through 40 regional service centers throughout the United States, serving the 48 contiguous states and Alaska. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's Annual Report on Form 10-K for the year ended December 31, 1992, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from the Company upon written request.

CONTRACT ORIGINATION

  Through its regional service centers, the Company arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. The Company's regional service center personnel contact dealers located in their region and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use the Company's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer execute a dealer agreement. The Company also originates manufactured housing installment loan agreements directly with customers.

  All contracts that the Company originates are written on forms provided by the Company and are originated on an individually approved basis in accordance with the Company's guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where Company personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. The Company's current underwriting guidelines for conventional contracts require that the monthly payment on the contract not exceed 29% of the obligor's monthly income and that the monthly payment on the contract, together with the obligor's other fixed monthly obligations, not exceed 41% of the obligor's monthly income (net of federal and state income taxes). Manufactured housing contracts are assumable by any individual who meets the Company's then-current underwriting criteria. With respect to conventional contracts for new manufactured homes, the Company may finance up to the lesser of (a) 95% of the cash sale price (including taxes, fees and insurance) or (b) 125% of the manufacturer's invoice price plus 100% of taxes and license fees, 100% of freight charges, 100% of the dealer's cost of additional dealer-installed equipment (not to exceed 20% of the amount financed in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements), and up to $900 of set-up costs per module. With respect to used manufactured homes, the Company may finance up to 90% of the lesser of (a) the total delivered sales price of the unit (including taxes, fees, insurance and up to $900 of set-up costs per module), or (b) the appraised value of the unit plus taxes, fees, and insurance. Such appraisals on used manufactured homes are performed by employees of the Company. If the application meets the Company's guidelines and the credit is approved, the Company purchases the contract after the manufactured home is delivered and set up and the customer has moved in. The guidelines in this paragraph may be exceeded when the Company's underwriters deem it appropriate. For the definition of "Value" used in calculating the loan-to-value ratios of the Contracts, see "The Contract Pool."

  The volume of manufactured housing contracts purchased or originated by the Company for the past five years and certain other information at the end of such years were as follows:

                                       YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------
                            1989       1990       1991        1992       1993
                          ---------  ---------  ---------  -----------  ---------
                           (DOLLARS IN THOUSANDS EXCEPT FOR AVERAGE SIZE)
Principal balance of
 contracts purchased:
  FHA/VA................  $ 324,137  $ 426,689  $ 507,879  $   265,992  $
  Conventional..........    446,728    459,466    432,060      942,874
                          ---------  ---------  ---------  -----------  -------
      Total.............  $ 770,865  $ 886,155  $ 939,939   $1,208,866  $
                          =========  =========  =========  ===========  =======
Number of contracts pur-
 chased.................     37,651     42,396     43,842       53,484
Average contract size...  $  20,474  $  20,902  $  21,439  $    22,602  $
Average interest rate...       13.6%      13.6%      12.7%        11.5%        %
Weighted average remain-
 ing term at purchase
 (months)...............        188        193        192          199

POOLING AND DISPOSITION OF CONTRACTS

  The Company generally pools contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, the Company generally issues modified pass-through certificates secured by the contracts and guaranteed by the Government National Mortgage Association ("GNMA certificates"). The GNMA certificates provide for the payment by the Company to registered holders of GNMA certificates of monthly payments of principal and interest and the "pass-through" of any prepayments of the contracts.

  In the case of conventional manufactured housing contracts, the Company sells pools of contracts through asset securitization vehicles such as the Trust described herein. The Company establishes a specified level of recourse (which may take the form of a subordinated right to interest payments on the Contracts, payable after the payment of scheduled principal and interest on the related investor interests) or a cash reserve fund for losses on the contracts comprising the pools. Upon a default under a contract and a liquidation of the underlying collateral, any net losses are charged against the established recourse amount or the reserve fund.

SERVICING

  The Company services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA certificates backed by FHA-insured and VA-guaranteed contracts.

  The following table shows the composition of the Company's servicing portfolio of contracts that the Company originated, including manufactured housing contracts, recreational vehicle contracts, motorcycle contracts and FHA-insured home improvement contracts, on the dates indicated:

                                               AT DECEMBER 31,
                             ---------------------------------------------------
                                1989       1990       1991       1992     1993
                             ---------- ---------- ---------- ---------- -------
Unpaid principal balance of
 contracts being serviced
 (in thousands)............  $3,599,216 $4,098,091 $4,753,650 $5,278,370 $
Average unpaid balance.....  $   16,589 $   16,456 $   16,394 $   16,638 $
Number of contracts serv-
 iced......................     216,962    249,038    289,960    317,251

  In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the foregoing table.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  The following table sets forth the delinquency experience at December 31 for each of the past five years of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). All of the Contracts in the Trust are conventional Contracts. In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                            DELINQUENCY EXPERIENCE

                                                 AT DECEMBER 31,
                                      -----------------------------------------
                                       1989     1990     1991     1992    1993
                                      -------  -------  -------  -------  -----
Number of Contracts Outstanding (1).  122,187  134,867  151,779  175,730
Number of Contracts Delinquent (2):
  30-59 Days........................    2,002    1,795    2,161    1,849
  60-89 Days........................      607      656      705      603
  90 Days or More...................      714      874    1,194    1,110
Total Contracts Delinquent..........    3,323    3,325    4,060    3,562
Delinquencies as a Percent of
 Contracts Outstanding (3)..........     2.72%    2.47%    2.67%    2.03%      %

- --------
(1)Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3)By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                        YEAR ENDED DECEMBER 31,
                          -------------------------------------------------------
                             1989        1990        1991        1992      1993
                          ----------  ----------  ----------  ----------  -------
Number of Contracts
 Serviced (1)...........     123,425     136,331     153,435     176,925
Principal Balance of
 Contracts Serviced (1).  $2,002,150  $2,200,196  $2,477,595  $2,996,582  $
Contract Liquidations
 (2)....................        3.44%       2.79%       2.82%       2.75%        %
Net Losses:
  Dollars (3)...........  $   35,614  $   30,053  $   34,842  $   47,817
  Percentage (4)........        1.78%       1.37%       1.41%       1.60%        %

- --------
(1)As of period end.
(2)As a percentage of the total number of contracts being serviced as of period end.
(3)The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4)As a percentage of the principal balance of contracts being serviced as of period end.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. In recent years, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry, notably certain areas of Texas, Oklahoma and Louisiana. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in Texas, Oklahoma or Louisiana or any other particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts originated in any one state will not exceed 10% of the Cut-off Date Pool Principal Balance.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  The Contracts have maturities at origination ranging from   months to 300
months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Class B-2 Certificates. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Class B-2 Certificates. The prepayment experience on manufactured housing contracts varies greatly. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Company will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

  Until the Class B Cross-over Date, and on any Remittance Date on or after the Class B Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class A Certificateholders will receive all payments of principal which are made on the Contracts. All distributions of principal on the Class B Certificates will be paid to the Class B-1 Certificateholders until the Class B-1 Principal Balance is reduced to zero. The rate of principal payments on the Class B-2 Certificates and the aggregate amount of distributions on the Class B-2 Certificates will be affected by the rate of Obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates-- Subordination of Class B-2 Certificates and Class C Certificates" for a description of the manner in which such losses are borne by the Class B-2 Certificateholders. If the Class B-2 Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B-2 Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Principal."

  There can be no assurance that the delinquency or repossession experience set forth under "Green Tree Financial Corporation--Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

  The Servicer and the Company each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option."

  Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period and available to be passed through to holders of Certificates on the following Remittance Date.

  The final scheduled payment date on the Contract with the latest maturity is in December 2018.

  Certain statistical information relating to the prepayment behavior of certain pools of manufactured housing contracts sold and serviced by the Company is set forth below. The following table relates to the Company's eleven sold pools for which prepayment information is available covering a period of at least 36 months and which pools had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Class B-2 Certificateholders should consider the following: the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, the Contracts in the Contract Pool may have an average age as of the Cut-off Date substantially different than the average ages (as of the first day of the month of sale) of the contracts in the sold pool to which the following table relates and may have other characteristics substantially different than the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Class B-2 Certificates" as influencing the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the following table for the periods covered thereby. In addition to the foregoing, prospective Class B-2 Certificateholders should consider that the table set forth below is limited to the periods covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

  The following table sets forth with respect to each sold pool an initial aggregate principal balance (calculated as of the first day of the month of the sale), the decline in outstanding aggregate principal balance for each subsequent month (whether due to liquidations, scheduled principal payments, principal prepayments or repurchases) and the weighted average Contract Rate ("WAC") of the contracts in each pool as of the first day of the month of the sale of each pool and as of March 1, 1994. The percentage of the Manufactured Housing Prepayment Model ("MHP") (as described in "Weighted Average Life of the Class B-2 Certificates" below) for the life of each sold pool through March 1, 1994 (calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool, and using the WAC as of
the first day of the month of the sale of each pool) was the following:   % of
the MHP for Pool #1;   % of the MHP for Pool #2;   % of the MHP for Pool #3;
  % of the MHP for Pool #4;   % of the MHP for Pool #5;   % of the MHP for Pool
#6;   % of the MHP for Pool #7;   % of the MHP for Pool #8;   % of the MHP for
Pool #9;   % of the MHP for Pool #10; and   % of the MHP for Pool #11. In
addition, Pool #1 had an estimated average age of 15 months as of the first day of the month of sale and an original weighted average maturity ("WAM") of months; Pool #2 had an estimated average age of 2 months as of the first day of
the month of sale and an original WAM of    months; Pool #3 had an estimated
average age of 8 months as of the first day of the month of sale and an
original WAM of    months; Pool #4 had an estimated average age of 1 month as
of the first day of the month of sale and an original WAM of    months; Pool #5
had an estimated average age of 1 month as of the first day of the month of
sale and an original WAM of    months; Pool #6 had an estimated average age of
0 months as of the first day of the month of sale and an original WAM of months; Pool #7 had an estimated average age of 4 months as of the first day of
the month of sale and an original WAM of    months; Pool #8 had an estimated
average age of 1 month as of the first day of the month of sale and an original
WAM of    months; Pool #9 had an estimated average age of 1 month as of the
first day of the month of sale and an original WAM of    months; Pool #10 had
an estimated average age of 1 month as of the first day of the month of sale
and an original WAM of    months; and Pool #11 had an estimated average age of
2 months as of the first day of the month of sale and an original WAM of months. By comparison, the Contracts in the Contract Pool have an estimated
average age of   month as of the Cut-off Date and an original WAM of    months.

     INFORMATION REGARDING SELECTED POOLS OF MANUFACTURED HOUSING CONTRACTS

                          POOL #1             POOL #2             POOL #3             POOL #4            POOL #5
                    ------------------- ------------------- ------------------- ------------------- ------------------
                     AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
                     PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                      BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC
                    ------------ ------ ------------ ------ ------------ ------ ------------ ------ ------------ -----
June 1987.......... $150,002,024 14.09%
July 1987..........  148,570,607
August 1987........  147,416,832
September 1987.....  146,067,294
October 1987.......  144,462,628
November 1987......  142,859,082
December 1987......  141,504,979        $112,294,744 13.68%
January 1988.......  139,909,863         111,564,231
February 1988......  138,230,608         110,959,130
March 1988.........  137,054,052         110,158,592        $106,739,475 13.56%
April 1988.........  135,321,739         109,301,576         106,223,037
May 1988...........  133,734,529         108,408,172         105,534,716
June 1988..........  132,186,564         107,509,701         104,702,409
July 1988..........  130,488,347         106,644,630         103,756,166
August 1988........  129,307,834         105,806,177         102,846,872
September 1988.....  127,718,336         104,930,189         101,894,145        $132,287,851 13.64%
October 1988.......  126,246,584         103,740,306         101,020,931         131,632,149
November 1988......  124,511,650         102,784,208         100,161,691         130,957,623
December 1988......  122,962,573         101,801,837          99,205,495         130,379,138        $105,566,962 13.76%
January 1989.......  121,615,458         100,781,280          98,284,587         129,738,726         105,207,877
February 1989......  120,513,719          99,900,514          97,210,555         128,858,457         104,682,072
March 1989.........  119,260,068          99,094,959          96,296,636         128,200,908         104,130,477
April 1989.........  117,814,726          97,904,714          95,404,068         127,488,457         103,542,004
May 1989...........  116,364,769          96,684,420          94,564,930         126,889,002         102,653,070
June 1989..........  115,232,291          95,908,062          93,701,727         125,900,040         102,097,431
July 1989..........  114,011,414          94,940,842          92,729,644         125,044,160         101,349,305
August 1989........  112,911,186          93,912,508          91,737,435         124,031,897         100,586,806
September 1989.....  111,216,196          92,713,651          90,837,699         123,165,353          99,698,668
October 1989.......  109,954,911          91,769,472          89,974,610         122,116,060          98,924,607
November 1989......  108,547,979          90,767,147          88,990,538         121,098,455          98,171,602
December 1989......  107,236,278          89,884,950          88,113,642         119,857,703          97,434,609
January 1990.......  106,186,096          88,836,423          87,009,120         118,883,983          96,618,000
February 1990......  105,059,437          87,869,426          86,279,171         118,083,854          95,929,936
March 1990.........  104,001,861          86,861,946          85,374,419         117,365,279          95,143,376
April 1990.........  102,821,481          85,901,514          84,531,680         116,113,249          94,192,288
May 1990...........  101,684,273          84,863,747          83,410,417         114,765,754          93,272,683
June 1990..........   100,581,33          83,907,938          82,087,398         113,507,435          92,350,000
July 1990..........   99,200,173          82,778,771          81,088,923         111,918,831          91,332,224
August 1990........   97,996,005          81,580,222          80,290,213         110,524,701          90,523,030
September 1990.....   96,731,179          80,512,419          79,271,725         109,257,964          89,540,257
October 1990.......   95,723,713          79,377,536          78,435,152         108,356,070          88,577,911
November 1990......   94,608,622          78,316,168          77,579,778         107,166,109          87,462,010
December 1990......   93,300,020          77,309,480          76,885,835         106,034,096          86,324,903
January 1991.......   92,383,777          76,329,095          76,161,168         105,132,684          85,666,145
February 1991......   91,270,191          75,368,267          75,382,761         104,278,161          84,828,593
March 1991.........   90,217,514          74,600,685          74,568,758         103,416,278          83,926,678
April 1991.........   88,903,182          73,533,774          73,763,400         102,375,383          82,871,571
May 1991...........   87,737,009          72,558,959          72,777,745         100,913,362          81,980,444
June 1991..........   86,755,716          71,537,912          72,065,159          99,702,358          80,799,137
July 1991..........   85,486,181          70,634,217          71,195,597          98,558,265          79,782,492
August 1991........   83,985,497          69,667,258          70,212,900          97,424,170          78,496,352
September 1991.....   83,012,816          68,783,320          69,314,080          96,061,529          77,531,890
October 1991.......   81,786,450          67,962,267          68,368,876          94,759,840          76,689,165
November 1991......   80,696,933          67,031,927          67,523,237          93,697,559          75,646,133
December 1991......   79,606,603          66,126,209          66,542,668          92,654,711          74,715,672
January 1992.......   78,506,973          65,210,496          65,642,672          91,609,082          73,898,243
February 1992......   77,341,248          64,101,129          64,776,537          90,383,639          72,994,567
March 1992.........   76,057,478          63,112,555          63,580,748          89,304,664          72,119,199
April 1992.........   74,953,850          62,142,028          62,609,837          87,900,385          70,888,314
May 1992...........   73,563,143          61,218,299          61,454,751          86,485,433          69,700,344
June 1992..........   72,574,042          60,180,132          60,542,799          85,407,102          68,620,733
July 1992..........   71,338,444          59,105,077          59,632,342          83,894,785          67,520,749
August 1992........   70,403,384          58,030,585          58,760,983          82,688,906          66,394,217
September 1992.....   69,118,385          56,973,265          57,987,836          81,379,506          65,459,438
October 1992.......   68,087,038          56,113,844          56,913,562          80,311,428          64,410,681
November 1992......   67,081,471          55,055,097          56,046,666          78,909,384          63,423,300
December 1992......   65,898,230          54,076,802          55,130,414          77,855,313          62,419,877
January 1993.......   64,885,781          53,339,615          54,207,265          76,627,167          61,331,737
February 1993......   63,921,467          52,534,394          53,534,143          75,860,353          60,520,406
March 1993.........   63,017,441          51,824,838          52,844,431          75,064,486          59,859,818
April 1993.........   61,926,618          51,010,651          51,973,010          73,896,389          59,025,174
May 1993...........   60,823,318          50,033,483          51,010,673          72,705,887          58,022,176
June 1993..........   59,816,112          49,112,439          50,116,296          71,640,147          57,204,456
July 1993..........   58,740,781          47,949,760          49,276,183          70,318,424          56,013,829
August 1993........   57,403,489          47,093,773          48,429,392          68,905,390          54,918,745
September 1993.....   56,104,318          46,163,341          47,270,827          67,396,418          53,662,303
October 1993.......   54,967,798          45,015,682          46,345,045          65,979,912          52,300,659
November 1993......   53,694,235          43,780,593          45,237,469          64,595,039          51,029,959
December 1993......   52,641,642          42,596,425          44,443,890          63,284,418          50,008,613
January 1994.......
February 1994......
March 1994.........                   %                   %                   %                   %                   %

     INFORMATION REGARDING SELECTED POOLS OF MANUFACTURED HOUSING CONTRACTS

                      POOL #6             POOL #7             POOL #8             POOL #9             POOL #10
                 ------------------  ------------------  ------------------  ------------------  ------------------
                  AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
                  PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                   BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC
                 ------------ -----  ------------ -----  ------------ -----  ------------ -----  ------------ -----
June 1987.......
July 1987.......
August 1987.....
September 1987..
October 1987....
November 1987...
December 1987...
January 1988....
February 1988...
March 1988......
April 1988......
May 1988........
June 1988.......
July 1988.......
August 1988.....
September 1988..
October 1988....
November 1988...
December 1988...
January 1989....
February 1989...
March 1989......
April 1989......
May 1989........
June 1989....... $121,205,258 14.39%
July 1989.......  120,791,096
August 1989.....  120,208,326
September 1989..  119,476,151        $153,845,599 13.93%
October 1989....  118,943,749         153,031,948
November 1989...  118,183,572         152,285,093
December 1989...  117,465,674         151,426,499        $127,799,125 13.74%
January 1990....  116,918,168         150,534,240         127,024,450
February 1990...  116,164,551         149,739,836         126,192,365
March 1990......  115,348,266         149,131,864         125,315,041
April 1990......  114,390,687         148,093,304         124,605,798
May 1990........  113,352,336         147,070,634         124,002,851
June 1990.......  112,246,343         146,056,885         123,333,588        $118,256,826 14.23%
July 1990.......  110,959,809         144,956,420         122,576,969         117,572,123
August 1990.....  110,083,602         143,672,440         121,784,943         116,892,713
September 1990..  109,180,538         142,648,941         121,069,805         116,248,572        $133,311,855 14.21%
October 1990....  108,268,685         141,647,307         120,055,001         115,726,182         132,708,128
November 1990...  107,128,784         140,382,797         119,105,339         115,054,486         131,124,784
December 1990...  106,169,197         139,346,989         118,324,747         114,478,143         131,480,071
January 1991....  105,110,111         138,364,955         117,582,547         113,896,272         130,784,049
February 1991...  104,533,870         137,309,065         116,914,932         113,273,369         130,075,857
March 1991......  103,358,519         136,126,195         116,204,284         112,686,192         129,353,288
April 1991......  102,186,034         134,620,928         115,089,088         111,804,737         128,469,170
May 1991........  100,923,270         132,989,000         113,944,914         110,887,705         127,597,801
June 1991.......   99,466,155         131,478,011         112,524,530         109,854,875         126,662,575
July 1991.......   98,218,803         130,020,761         111,320,624         108,972,638         125,738,135
August 1991.....   96,816,151         128,492,699         110,210,362         107,815,634         124,763,526
September 1991..   95,430,796         126,806,793         109,025,041         106,893,442         123,709,097
October 1991....   94,227,470         125,422,408         108,059,740         106,029,033         122,649,124
November 1991...   92,831,020         123,970,374         106,638,729         104,758,418         121,707,958
December 1991...   91,674,429         122,625,208         105,397,317         103,574,625         120,906,527
January 1992....   90,646,936         121,205,901         104,200,220         102,731,705         119,916,542
February 1992...   89,335,995         119,604,050         103,046,534         101,588,643         118,870,421
March 1992......   88,070,469         117,824,457         101,898,130         100,422,070         117,461,999
April 1992......   86,749,880         116,113,836         100,278,052          98,668,389         115,959,521
May 1992........   85,021,420         113,895,774          99,131,345          97,276,621         114,090,029
June 1992.......   83,796,442         112,240,635          97,500,236          96,126,963         112,468,590
July 1992.......   82,441,965         110,477,143          96,045,128          94,689,879         111,032,856
August 1992.....   81,029,966         108,677,315          94,947,812          93,473,752         109,610,542
September 1992..   79,859,886         107,072,555          93,643,469          92,053,601         108,522,457
October 1992....   78,393,946         105,524,278          92,055,076          90,514,939         107,162,382
November 1992...   76,958,320         103,775,864          90,669,591          89,075,320         105,554,653
December 1992...   75,595,677         101,942,908          89,178,551          87,683,257         104,001,403
January 1993....   74,123,924         100,371,451          87,640,944          86,089,289         102,403,932
February 1993...   73,190,804          99,317,882          86,615,871          85,148,397         101,285,823
March 1993......   72,179,190          98,094,643          85,418,495          83,997,960         100,317,469
April 1993......   70,916,961          96,592,784          84,246,254          82,979,797          98,712,066
May 1993........   69,426,154          94,804,085          82,694,815          81,240,329          97,129,803
June 1993.......   68,276,240          93,398,394          81,384,135          79,974,583          95,450,491
July 1993.......   66,830,487          91,519,311          79,889,722          78,376,568          93,462,086
August 1993.....   65,292,851          89,875,783          78,405,244          76,677,151          91,418,348
September 1993..   63,952,533          87,947,992          76,783,169          75,029,431          89,368,644
October 1993....   62,488,729          85,942,018          74,840,365          73,206,867          87,181,228
November 1993...   60,947,191          84,094,341          72,729,693          71,338,398          85,286,039
December 1993...   59,700,188          82,230,041          71,119,700          69,780,172          83,531,009
January 1994....
February 1994...
March 1994......                   %                   %                   %                   %                   %
                      POOL #11
                 -------------------
                  AGGREGATE
                  PRINCIPAL
                   BALANCE     WAC
                 ------------ ------
June 1987.......
July 1987.......
August 1987.....
September 1987..
October 1987....
November 1987...
December 1987...
January 1988....
February 1988...
March 1988......
April 1988......
May 1988........
June 1988.......
July 1988.......
August 1988.....
September 1988..
October 1988....
November 1988...
December 1988...
January 1989....
February 1989...
March 1989......
April 1989......
May 1989........
June 1989.......
July 1989.......
August 1989.....
September 1989..
October 1989....
November 1989...
December 1989...
January 1990....
February 1990...
March 1990......
April 1990......
May 1990........
June 1990.......
July 1990.......
August 1990.....
September 1990..
October 1990....
November 1990...
December 1990... $117,246,945 14.07%
January 1991....  116,685,698
February 1991...  116,205,141
March 1991......  115,652,098
April 1991......  114,961,106
May 1991........  114,240,314
June 1991.......  113,523,797
July 1991.......  112,782,291
August 1991.....  112,044,738
September 1991..  110,903,273
October 1991....  110,221,842
November 1991...  109,207,436
December 1991...  108,606,380
January 1992....  107,749,403
February 1992...  106,650,322
March 1992......  105,757,820
April 1992......  104,231,643
May 1992........  103,065,191
June 1992.......  101,733,540
July 1992.......  100,373,468
August 1992.....   99,312,952
September 1992..   98,163,283
October 1992....   96,855,020
November 1992...   95,388,400
December 1992...   94,056,996
January 1993....   92,180,094
February 1993...   91,306,816
March 1993......   90,172,103
April 1993......   88,715,509
May 1993........   87,194,683
June 1993.......   85,389,950
July 1993.......   83,689,863
August 1993.....   81,937,783
September 1993..   79,983,850
October 1993....   77,865,034
November 1993...   75,635,478
December 1993...   74,101,263
January 1994....
February 1994...
March 1994......                   %

WEIGHTED AVERAGE LIFE OF THE CLASS B-2 CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Class B-2 Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class B-2 Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus, the Manufactured Housing Prepayment Model is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

  As used in the following tables "0% MHP" assumes no prepayments on the Contracts; "50% MHP" assumes the Contracts will prepay at rates equal to 50% of the MHP assumed prepayment rates, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

  As described under "Description of the Certificates--Principal," payments of principal on the Class B-2 Certificates will not commence until the Sixth Cross-over Date, and will not be made on that Remittance Date or any subsequent Remittance Date on which a Class B Principal Distribution Test is not satisfied (unless the Class A Principal Balance has been reduced to zero). This will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Trust of the Class B Certificates.

  The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MHP set forth in the table; (ii) either the Servicer or the Company exercises its right of optional termination described above; (iii) the Cut-off Date Pool Principal

Balance is $              , and the Contracts have the characteristics
described under "The Contract Pool," except that the weighted average term to scheduled maturity, as of origination, and the weighted average remaining term to scheduled maturity, as of the Cut-off Date, were calculated for this purpose on the basis of a 360-day year of twelve 30-day months, rather than a year of actual days elapsed, which resulted in an assumed weighted average term to
scheduled maturity, as of origination, of     months and an assumed weighted
average remaining term to scheduled maturity, as of the Cut-off Date, of
months; (iv) the Class A-1 Certificates initially represent $            of the
Cut-off Date Pool Principal Balance and will have a constant Class A-1
Remittance Rate of     %, the Class A-2 Certificates initially represent
$            of the Cut-off Date Pool Principal Balance and will have a Class
A-2 Remittance Rate of     %, the Class A-3 Certificates initially represent
$           of the Cut-off Date Pool Principal Balance and will have a Class A-
3 Remittance Rate of     %, the Class A-4 Certificates initially represent
$            of the Cut-off Date Pool Principal Balance and will have a Class
A-4 Remittance Rate of     %, the Class A-5 Certificates initially represent
$               of the Cut-off Date Pool Principal Balance and will have a
Class A-5 Remittance Rate of     %, the Class B-1 Certificates initially
represent $           of the Cut-off Date Pool Principal Balance and will have
a Class B-1 Remittance Rate of     % and the Class B-2 Certificates initially
represent $              of the Cut-off Date Pool Principal Balance and will
have a Class B-2 Remittance Rate of     %; (v) no interest shortfalls will
arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Certificates on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter), commencing April 15,
1994; and (viii) the Certificates are issued on March   , 1994. No
representation is made that the Contracts will not experience delinquencies or losses.

  It is not likely that the Contracts will prepay at any constant percentage of the MHP to maturity or that all Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class B-2 Certificates and sets forth the percentages of the Original Class B-2 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MHP.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                                0%   50%  75%  100%  125%  150%  200%  300%
- ----                                ---  ---  ---  ----  ----  ----  ----  ----
Initial Percentage................. 100% 100% 100% 100%  100%  100%  100%  100%
December 15, 1994..................
December 15, 1995..................
December 15, 1996..................
December 15, 1997..................
December 15, 1998..................
December 15, 1999..................
December 15, 2000..................
December 15, 2001..................
December 15, 2002..................
December 15, 2003..................
December 15, 2004..................
December 15, 2005..................
December 15, 2006..................
December 15, 2007..................
December 15, 2008..................
December 15, 2009..................
December 15, 2010..................
December 15, 2011..................
December 15, 2012..................
Weighted Average Life (1)
 (years)...........................

- --------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

GENERAL

  The Class B-2 Certificates will be issued in fully registered form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof, except for one Class B-2 Certificate with a denomination representing the remainder of the Original Class B-2 Principal Balance. The Percentage Interest of a Class

B-2 Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B-2 Principal Balance. The Class B-2 Certificates will represent an initial % (approximate) undivided interest in the Trust. The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, proceeds from certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy to the extent such proceeds relate to the Contracts, amounts held for the Trust in the Certificate Account, funds held in the Liquidity Reserve for the benefit of the Class B-2 Certificateholders and all proceeds in any way derived from any of the foregoing. (Section 1.02.)

  Distributions on the Certificates will be made by the Paying Agent on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the 15th day of each month (or if such 15th day is not a business day, the next succeeding business day) commencing April 15, 1994. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register; provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. (Section 2.01.) On behalf of the Trust, as the issuer of the Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. (Sections 1.02 and 5.04.) Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. (Section 3.05.)

  The Agreement will designate the Company as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes (other than the Land-and-Home Contracts and related documents). (Sections 2.03 and 4.01.) To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Special Considerations--Security Interests and Certain Other Aspects of the Contracts." The Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the documents relating to all Land-and-Home Contracts.

  As Seller of the Contracts, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that:
(a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "Servicing--Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee;
(k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract other than a step-up rate Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) no more
than      % of the Contracts by remaining principal balance as of the Cut-off
Date had a Loan-to-Value Ratio at origination greater than 90% and, if the related Manufactured Home was new at the time such Contract was originated, the original principal balance of such Contract did not exceed 125% of the manufacturer's invoice price plus 100% of taxes and license fees, freight charges, the dealer's cost of dealer-installed equipment and up to $750 of set-up costs per module; (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom the Company purchased a Contract was approved by the Company in accordance with the requirements of the Secretary of Housing and Urban Development; (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code; and
(x) if a Contract is an FHA/VA Contract, the Contract has been serviced in accordance with FHA/VA Regulations, the insurance or guarantee of the Contract under the FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

The Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance;
(ii) as of the Cut-off Date, no more than 10% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in any one state, no more than 5% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code and not more than 1% of the Contracts by remaining principal balance are secured by Manufactured Homes located in California in an area with the same zip code;
(iii) approximately   % of the Cut-off Date Pool Principal Balance is
attributable to loans to purchase new Manufactured Homes and approximately   %
of the Cut-off Date Pool Principal Balance is attributable to loans to purchase used Manufactured Homes; (iv) no Contract has a remaining maturity of more than
300 months; (v) the date of each Contract is on or after             ; and (vi)
no adverse selection procedures were employed in selecting the Contracts. (Article III.)

  Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. (Section 3.05.) The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. (Section 1.02.) This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Class C Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions. (Section 6.06.)

  In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract, has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract and is secured by a Manufactured Home that is not located in Texas, Oklahoma or Louisiana. (Section 1.02.) The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment. (Sections 1.02 and 3.05.)

PAYMENTS ON CONTRACTS; DISTRIBUTIONS ON CERTIFICATES

  The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term securities or unsecured long-term debt (or, in the case of the principal bank of a bank holding company system, the short-term securities or unsecured long-term debt of such bank holding company) has a rating of P-1 by Moody's in the case of short-term securities, or in one of the two highest rating categories by Moody's in the case of unsecured long-term debt, and which is subject to examination by federal or state authorities (an "Eligible Institution"). (Section 1.02.) The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least an Aa rating by Moody's not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned a P-1 rating by Moody's at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's in its highest rating category. (Section 5.05.)

  All payments from Obligors on the Contracts received by the Servicer, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees. Such fees are included as part of the Servicer's servicing fees. See "Servicing Compensation and Payment of Expenses." In addition, amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement, and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Conveyance of Contracts" shall be paid into the Certificate Account. The Servicer will not make any advances in respect of delinquent payments on the Contracts.

  On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The Amount Available is the amount in the Certificate Account on the last day of the preceding Due Period less the following amounts: any repossession profits on defaulted Contracts (of which there are expected to be none); Advance Payments in respect of the Due Period just ended; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes and insurance (on repossessed Manufactured Homes) advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; and any amounts incorrectly deposited in the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and disbursements. (Sections 1.02 and 8.02.)

  The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer. (Sections 1.02 and 8.02.)

DISTRIBUTIONS

  On each Remittance Date, distributions on the Certificates will be made first to the holders of the Class A Certificates, then to the holders of the Class B-1 Certificates and then to the holders of the Class B-2 Certificates, as described below.

  Distributions of interest and principal to holders of the Class B-2 Certificates will be made on each Remittance Date in an amount equal to their respective Percentage Interests of the Class B-2 Distribution Amount. The Class B-2 Distribution Amount for any Remittance Date is intended to be equal to the sum (referred to as the "Class B-2 Formula Distribution Amount") of (a) the amount of interest calculated as set forth under "Interest" below and (b) on and after the Sixth Cross-over Date, if each Class B Principal Distribution Test was satisfied on such Remittance Date, an amount equal to the Class B Percentage of the Formula Principal Distribution Amount, calculated as described under "Principal" below. Distributions on the Class B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Amount Available in the Certificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to distributions made to Class A and Class B-1 Certificateholders on such Remittance Date) (the "Remaining Amount Available") is not sufficient to make a full distribution of the Class B-2 Formula Distribution Amount to the Class B-2 Certificateholders, then the Class B-2 Distribution Amount will equal the sum of the Remaining Amount Available and the Reserve Draw Amount. If the amount of funds on deposit in the Liquidity Reserve is less than the Reserve Draw Amount, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive from the Remaining Amount Available on the next Remittance Date. (Sections 1.02 and 8.03.)

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  The Servicer will furnish to the Trustee, and the Trustee will send with each distribution on a Remittance Date to each holder of the Class B-2 Certificates, a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal (including Principal Prepayments, if any) and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate. (Section 6.05.)

INTEREST

  Interest will be paid to the Class B-2 Certificateholders on each Remittance Date, to the extent of (i) the Remaining Amount Available, if any and (ii) the amount, if any, paid pursuant to the Liquidity Reserve. Interest on the
outstanding Class B-2 Principal Balance will accrue from March   , 1994 or from
the most recent Remittance Date on which interest has been paid to but excluding the following Remittance Date. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Remittance Date, the Remaining Amount Available in the Certificate Account, plus the amount of any funds in the Liquidity Reserve, is not sufficient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-2 Remittance Rate, to the extent permitted by law.

  The Class B-2 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class B-2 Remittance Rate will be     %. In the
unlikely event that a large number of Contracts having Contract Rates equal to
or higher than     % (which Contracts represent approximately      % of the
Cut-off Date Pool Principal Balance) were to prepay while the Contracts having
Contract Rates lower than     % did not prepay, with the result that the
interest collections on the remaining Contracts were not sufficient to support
a Class B-2 Remittance Rate of     %, then the Class B-2 Remittance Rate would
be equal to the weighted average of the Contract Rates on each Contract remaining in the Contract Pool. The weighted average Contract Rate of all
Contracts in the Contract Pool as of the Cut-off Date was approximately     %.

PRINCIPAL

  Except for distributions of any amounts representing a Class B-2 Principal Liquidation Loss Amount withdrawn from the Liquidity Reserve, prior to the Remittance Date on which the Class B-1 Principal Balance is reduced to zero (the "Sixth Cross-over Date"), there will be no distributions of principal on the Class

B-2 Certificates. Prior to the Class B Cross-over Date there will be no distributions of principal on the Class B-1 Certificates. The Class B Cross-over Date will be the later of (A) the Remittance Date in April 1999, and (B) the first Remittance Date on which the Class B Principal Balance represents 22% or more of the Pool Scheduled Principal Balance.

  On each Remittance Date on or after the Class B Cross-over Date and prior to the Remittance Date on which the Class A Principal Balance is reduced to zero, holders of Class B-1 Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Remittance Date: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 4%; (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 6%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.75%; and (v) the Class B Principal Balance Test (as defined in the Agreement) must be equal to or greater than 22%.

  On each Remittance Date on or after the Sixth Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Remittance Date, Class B-2 Certificateholders will be entitled to receive, as payments of principal, the Class B Percentage of the Formula Principal Distribution Amount to the extent of the Remaining Amount Available in the Certificate Account on such date.

  In the event that, on a particular Remittance Date, the Remaining Amount Available in the Certificate Account, plus the amount of any funds in the Liquidity Reserve, is not sufficient to make a full distribution of principal to the Class B-2 Certificateholders, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date.

  The Class B Percentage for any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied will be equal to 100% minus the Class A Percentage. The Class A Percentage for any Remittance Date prior to the Class B Cross-over Date, and for any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has not been satisfied, will equal 100%. On each Remittance Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Remittance Date, the Class A Percentage will equal a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance for such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Remittance Date. The Class B Percentage for any Remittance Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied will be equal to 100% minus the Class A Percentage.

THE LIQUIDITY RESERVE

  A liquidity reserve fund (the "Liquidity Reserve") will be established on the Closing Date by the Company for the benefit of the Class B-2
Certificateholders. The Trustee will hold the Liquidity Reserve pursuant to the terms of the Agreement.

  No funds will be deposited in the Liquidity Reserve on the Closing Date. On each Remittance Date, unless the amount on deposit in the Liquidity Reserve equals the Requisite Reserve Amount, the Trustee will deposit in the Liquidity Reserve, from any Amount Available remaining in the Certificate Account after distributing all amounts due to the Class A Certificateholders, the Class B-1 Certificateholders and the Class B-2 Certificateholders, but before payment of the Monthly Servicing Fee to the Company, an amount equal to the product of 1/12 and 0.2% of the Pool Scheduled Principal Balance for such Remittance Date (or the amount necessary to make the amount on deposit in the Liquidity Reserve equal to the Requisite Reserve Amount, if less). The "Requisite Reserve Amount"
will be equal to $         . All net investment income that is paid on amounts
held in the Liquidity Reserve will be paid to the Class C Certificateholders.

  If on any Remittance Date the Remaining Amount Available is less than the Class B-2 Formula Principal Distribution Amount the Trustee will withdraw from the Liquidity Reserve the lesser of the amount on deposit in the Liquidity Reserve or an amount (the "Reserve Draw Amount") equal to the amount by which the Class B-2 Formula Distribution Amount (including any Class B-2 Principal Liquidation Loss Amount) exceeds the Remaining Amount Available.

  On any Remittance Date on which the amount on deposit in the Liquidity Reserve is greater than the Requisite Reserve Amount, the Trustee will distribute the amount of such excess to the Class C Certificateholders.

  The Class C Certificateholders may authorize the Trustee to invest the funds in the Liquidity Reserve in Eligible Investments. See "Description of the Certificates--Payments on Contracts; Distributions on Certificates."

  The Class C Certificateholders may, but are not obligated to, obtain the release of any cash on deposit in the Liquidity Reserve by delivering to the Trustee an irrevocable letter of credit or other form of credit enhancement which satisfies the requirements of the Agreement. Any such letter of credit or other form of credit enhancement must be in an amount equal to the amount on deposit in the Liquidity Reserve as of the date of delivery of the letter of credit or other form of credit enhancement to the Trustee. If a letter of credit or other form of credit enhancement has been delivered to the Trustee and the monthly report for a Remittance Date indicates a Reserve Draw Amount for such Remittance Date, the Trustee will draw the Reserve Draw Amount under such letter of credit or other form of credit enhancement.

  If the expiration date of a letter of credit is anticipated to occur before the termination of the Agreement, the holders of Class C Certificates will use their best efforts to obtain a replacement letter of credit that satisfies the requirements of the Agreement. If the Class C Certificateholders have not delivered to the Trustee a replacement letter of credit on or before the fifth business day prior to the expiration date thereof, the Trustee will, on the fifth business day prior to such expiration date, draw under such letter of credit the amount available thereunder and deposit such amount in the Liquidity Reserve. Upon the delivery to the Trustee by the Class C Certificateholders of a replacement letter of credit that satisfies the requirements of the Agreement on or before such fifth business day, the Trustee will replace the related letter of credit with such replacement letter of credit.

  The Agreement provides that any letter of credit delivered to the Trustee must (i) be issued or confirmed by a bank whose unsecured long-term debt (or, in the case of the principal bank in a bank holding company system, the unsecured long-term debt of such holding company) is rated Aa by Moody's, (ii) be in the amount specified above, (iii) be in such form and substance as is acceptable to the Trustee, (iv) not cause the Trust to fail to qualify as a REMIC under applicable REMIC Provisions and (v) not cause the rating on the Class B-2 Certificates to be reduced or withdrawn by Moody's. The Agreement provides that any other form of credit enhancement delivered to the Trustee must (i) be in the amount specified above or any other acceptable amount; (ii) be in such form and substance as is acceptable to the Trustee; (iii) not cause the Trust to fail to qualify as a REMIC under applicable REMIC provisions and (iv) not cause the rating on the Class B-2 Certificates to be reduced or withdrawn by Moody's.

SUBORDINATION OF CLASS B-2 CERTIFICATES AND CLASS C CERTIFICATES

  The rights of the holders of the Class B Certificates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders. In addition, the rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Contracts in the Trust will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A and Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A and Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A and Class B-1 Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B-2 Certificates and the Class C Certificates, the amount of principal and interest due them on each Remittance Date out of the Amount Available on deposit on such date in the Certificate Account and by the right of the Class A and Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates. On each Remittance Date the Class B-2 Certificateholders will be entitled to receive only amounts described above under "Interest" and "Principal."

  The rights of the Class C Certificateholders to receive distributions with respect to the Contracts in the Trust will be subordinated to the rights of the Class B-2 Certificateholders. On each Remittance Date the Class C Certificateholders will receive the Remaining Amount Available, if any, after payment of the amount distributed to the Class A Certificateholders and Class B Certificateholders as described above (less the Monthly Servicing Fee and less amounts retained by the Servicer to reimburse itself for taxes paid in respect of prohibited transactions) plus aggregate Repossession Profits (as defined in the Agreement).

  Prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include the Class A Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the month next preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the amounts distributable in respect of principal to the Class A Certificateholders on a particular Remittance Date, then the Class A Percentage on future Remittance Dates will be increased and the Class B Percentage on future Remittance Dates will be reduced as a result of such deficiency. Consequently, but for the effect of the relative subordination of the Monthly Servicing Fee and amounts otherwise distributable to the Class C Certificateholders on each Remittance Date, the Class B-2 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. Class B-2 Certificateholders, however, will be entitled to receive Reserve Draw Amounts and amounts otherwise distributable as the Monthly Servicing Fee payable to the Company and the Class C Distribution Amount.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to the Class B-2 Certificates:

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     Principal Prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 31........................................ (3) Record Date.
April 12........................................ (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Remittance Date.

  Succeeding months follow the pattern of (2) through (5).
- --------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of the month immediately preceding the month of distribution.
(4) On April 12 (the third Business Day prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 12 will be distributed to Certificateholders.

REPORTS TO CLASS B-2 CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to Class B-2 Certificateholders allocable to interest;

    (b) the amount of such distribution to Class B-2 Certificateholders allocable to principal, identifying separately the aggregate amount of any Principal Prepayments included therein;

    (c) the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

    (d) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

    (e) the Class B Percentage for the following Remittance Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for the following Remittance Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Principal Balance of each Class of Class A Certificates and the Principal Balance of each Class of Class B
  Certificates and the denominator of which is the Cut-off Date Pool Principal Balance);

    (h) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (i) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

    (j) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

    (k) the weighted average Contract Rate of all outstanding Contracts; and

    (l) the Reserve Draw Amount, if any, for such Remittance Date and the remaining amount on deposit in the Liquidity Reserve.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Company as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Servicer or any affiliate thereof of any Manufactured Home and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates). (Article X).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.04.)

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Hazard Insurance. The terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of the Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

  Evidence as to Compliance. The Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and the Certificates. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report. (Article VI.)

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts. (Section 12.01.)

  The Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

  The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

  The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Remittance Date) equal to 1/12th of the product of 1% and the Pool Scheduled Principal Balance for such Remittance Date. As long as the Company is the Servicer the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Remittance Date.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust and for additional administrative services performed by the Servicer on behalf of the Trust. Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home. (Section 5.08.)

  As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. (Section 1.02.)

  Events of Termination. Events of Termination under the Agreement will include
(i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the Agreement). Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer (if other than the Company) and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust.

  Rights Upon Event of Termination. So long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Certificateholders evidencing interests aggregating 25% or more of the Trust, shall, terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  No Certificateholder will have any right under the Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPURCHASE OPTION

  The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, upon the Company or the Servicer giving notice mailed no earlier than the 15th day and no later than the 25th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company), and (b) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust, plus, in each case, any Unpaid Class A-1 Interest Shortfall, any Unpaid Class A-2 Interest Shortfall, any Unpaid Class A-3 Interest Shortfall, any Unpaid Class A-4 Interest Shortfall, any Unpaid Class A-5 Interest Shortfall, any Unpaid Class B-1 Interest Shortfall and any Unpaid Class B-2 Interest Shortfall, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.05.)

TERMINATION OF THE AGREEMENT

  The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the later of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "Repurchase Option" or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, any unpaid interest at the related Remittance Rates, (ii) as to the Class A Certificates, the outstanding Principal Balances thereof, (iii) as to the Class B-1 Certificates, any unpaid interest at the Class B-1 Remittance Rate, (iv) as to the Class B-1 Certificates, the outstanding Class B-1 Principal Balance, (v) as to the Class B-2 Certificates, any unpaid interest at the Class B-2 Remittance Rate, (vi) as to the Class B-2 Certificates, the Class B-2 Principal Balance and (vii) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(vi) above. (Section 12.03.)

AMENDMENT

  The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by Moody's or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates or any Class of Class B Certificates or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given any Class of Class A Certificates or any Class of Class B Certificates.

  The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (b) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (c) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust, or (d) modify in any manner the rights of the Class C Certificateholders, without the unanimous consent of the Class C Certificateholders. (Section 12.07.)

  The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement (i) to maintain the qualification of the Trust as a REMIC under the Code or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (a) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (b) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

  The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement. (Section 12.07.)

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the Trust as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. (Section 11.03.) If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.) Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 11.01.)

  Under the Agreement, the Company, as Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder. (Section 11.05.)

THE TRUSTEE

  First Bank National Association (the "Trustee") has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55102. The Trustee and certain of its affiliates maintain commercial banking relationships with the Company.

  The Agreement requires the Trustee to maintain, at its own expense, an office or agency in Minneapolis or St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the Trustee's offices for such purposes are located at 180 East Fifth Street, St. Paul, Minnesota 55102. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

REGISTRATION OF THE CLASS B-2 CERTIFICATES

  The Class B-2 Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Class B-2 Certificates may do so only through Participants (unless and until Definitive Class B-2 Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Class B-2 Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class B-2 Certificates, except under the limited circumstances described below.

  Unless and until Definitive Class B-2 Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class B-2 Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Class B-2 Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class B-2 Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class B-2 Certificates. Participants with whom Certificate Owners have accounts with respect to Class B-2 Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Class B-2 Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class B-2 Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class B-2 Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class B-2 Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company and the Trustee that, unless and until Definitive Class B-2 Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class B-2 Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class B-2 Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class B-2 Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class B-2 Certificates which conflict with actions taken with respect to other Class B-2 Certificates.

  Issuance of Class B-2 Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class B-2 Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class B-2 Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

THE CONTRACTS (OTHER THAN LAND-AND-HOME CONTRACTS)

  General. As a result of the assignment of the Contracts to the Trustee, the Trust will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Minnesota to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

  Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Servicer's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

  Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

  General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair

Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

  The Company intends that each transfer of the Contracts to the Trust will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company or the Company as a debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury law.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Class B-2 Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

REMIC

  The Company, as the holder of the Class C Certificates, has determined that the federal tax return of the Trust for its first taxable year will provide that the Trust elects to be taxed as a REMIC within the meaning of Section 860D(a) of the Code for such tax year and all subsequent tax years. Upon the issuance of the Certificates, Dorsey & Whitney will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates the Trust will qualify as a REMIC and the Certificates ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC--Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust consist of multiple classes, failure to treat the Trust as a REMIC may cause the Trust to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust being subject to corporate tax in the hands of the Trust and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust meets this definition of a "single family residence." See the discussion above under "REMIC--Qualification as a REMIC."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if the Trust is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a financial institution as described in Section 593(a) of the Code will represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (iii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of Section 593(b) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the proposed Treasury Regulations issued thereunder in December 1992 (the "Proposed OID Regulations"). The discussion herein is based in part on the Proposed OID Regulations, which are subject to change before being adopted as final regulations. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized, and the Proposed OID Regulations are proposed to be effective only for debt instruments issued on or after the date which is 60 days after the date such regulations are finalized and prior proposed regulations have been withdrawn.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The Proposed OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the Proposed OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the Proposed OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The Proposed OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the Proposed OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the Proposed OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the Proposed OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the Proposed OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the Proposed OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the price paid by the first buyer of the particular Regular Certificate or, in the case of a Regular Certificate included in a class that is publicly offered, the initial offering price to the public at which a substantial amount of the Regular Certificates of such class are sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the Proposed OID Regulations. Under such Section and the Proposed OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

  The Company believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the Proposed OID Regulations, which are not binding authority and are subject to change, either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The Proposed OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the Proposed OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC--Original Issue Discount," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC-- Amortizable Premium."

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for the Trust, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Class B-2 Certificates in any state or locality. Class B-2 Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Class B-2 Certificates.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, the costs of carrying the Contracts until the sale of the Certificates, and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  No transfer of Class B-2 Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class B-2 Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class B-2 Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Class B-2 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B-2 Certificates will constitute legal investments for them.

  The Company makes no representation as to the proper characterization of the Class B-2 Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class B-2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B-2 Certificates) may adversely affect the liquidity of the Class B-2 Certificates.

                                  UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Class B-2 Certificates set forth opposite their names below.

                                                                   PRINCIPAL
                                                                   AMOUNT OF
                                                                   CLASS B-2
                UNDERWRITER                                       CERTIFICATES
                -----------                                      --------------
                                                                 --------------
    Total....................................................... $
                                                                 ==============

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B-2 Certificates offered hereby if any Class B-2 Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Class B-2 Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices
less concessions not to exceed    % of the Class B-2 Principal Balance. The
Underwriters may allow, and such dealers may reallow, concessions not to exceed
  % of the Class B-2 Principal Balance to certain brokers and dealers. After the Class B-2 Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the Class B-2 Certificates will be passed upon for the Company by Dorsey & Whitney, Minneapolis, Minnesota, and for the Underwriters by Brown & Wood, New York, New York. The material federal income tax consequences of the Class B-2 Certificates will be passed upon for the Company by Dorsey & Whitney.

                            INDEX OF PRINCIPAL TERMS

DEFINITION                                                                  PAGE
- ----------                                                                  ----
Advance Payments...........................................................  34
Agreement..................................................................   4
Amount Available...........................................................  34
Approximate................................................................   1
Cede.......................................................................  12
Certificate Account........................................................  16
Certificateholder..........................................................  13
Certificate Owners.........................................................   1
Certificates...............................................................   1
Class A Certificates.......................................................   1
Class A Percentage.........................................................   6
Class A Principal Balance..................................................   7
Class B-1 Certificates.....................................................   1
Class B-2 Certificates.....................................................   1
Class B Cross-over Date....................................................   6
Class B-2 Distribution Amount..............................................   5
Class B-2 Formula Distribution Amount......................................   5
Class B-2 Principal Liquidation Loss Amount................................   8
Class B Percentage.........................................................   6
Class B Principal Balance..................................................   7
Class B Principal Distribution Test........................................  36
Class C Certificates.......................................................   1
Code.......................................................................  12
Commission.................................................................   2
Company....................................................................   1
Contract Pool..............................................................   1
Contract Rate..............................................................  16
Contracts..................................................................   1
Cut-off Date...............................................................   1
Cut-off Date Pool Principal Balance........................................  16
Definitive Class B-2 Certificates..........................................  46
Determination Date.........................................................  34
Disqualified Organizations.................................................  54
DTC........................................................................  13
Due Date...................................................................   7
Due Period.................................................................  16
Eligible Institution.......................................................  33
Eligible Investments.......................................................  34
Eligible Substitute Contract...............................................  33
ERISA......................................................................  12
Foreign Holder.............................................................  61
Formula Principal Distribution Amount......................................   7
GNMA certificates..........................................................  22
Holders....................................................................  13
Land-and-Home Contracts....................................................  10
Liquidated Contract........................................................   8
Liquidation Expenses.......................................................  34
Liquidity Reserve..........................................................   9
Manufactured Home..........................................................   8

DEFINITION                                                                  PAGE
- ----------                                                                  ----
MHP........................................................................  25
Monthly Report.............................................................   2
Monthly Servicing Fee......................................................  42
Moody's....................................................................  12
Original Class A Principal Balance.........................................   3
Original Class A-1 Principal Balance.......................................   3
Original Class A-2 Principal Balance.......................................   3
Original Class A-3 Principal Balance.......................................   3
Original Class A-4 Principal Balance.......................................   3
Original Class A-5 Principal Balance.......................................   3
Original Class B-1 Principal Balance.......................................   3
Original Class B-2 Principal Balance.......................................   3
Participants...............................................................  46
Percentage Interest........................................................   4
Plans......................................................................  62
Pool Factor................................................................  40
Pool Scheduled Principal Balance...........................................   7
Prepayment Assumption......................................................  56
Principal Balance..........................................................   7
Proposed OID Regulations...................................................  56
Record Date................................................................   4
Registration Statement.....................................................   2
Regular Certificates.......................................................  53
Relief Act.................................................................  49
Remaining Amount Available.................................................   5
REMIC......................................................................   1
REMIC Certificates.........................................................  53
REMIC Regulations..........................................................  53
Remittance Date............................................................   1
Replaced Contract..........................................................  33
Requisite Reserve Amount...................................................  37
Reserve Draw Amount........................................................   9
Residual Certificates......................................................  53
Rules......................................................................  46
Scheduled Principal Balance................................................   7
Senior Certificates........................................................   4
Service....................................................................  54
Servicer...................................................................   1
Servicing Fees.............................................................  42
Sixth Cross-over Date......................................................   6
SMMEA......................................................................  12
Startup Day................................................................  53
Subordinated Certificates..................................................   4
Title V....................................................................  52
Trust......................................................................   1
Trustee....................................................................   1
UCC........................................................................  14
Underwriters...............................................................   1
Value......................................................................  16
WAC........................................................................  25
WAM........................................................................  25

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been au-thorized by the Company or the Underwriters. This Prospectus does not consti-tute an offer to sell, or a solicitation of an offer to buy, the Class B-2 Certificates in any jurisdiction where, or to any person to whom, it is unlaw-ful to make such offer or solicitation. Neither the delivery of this Prospec-tus nor any sale made hereunder shall, under any circumstances, create an im-plication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                               ----------------

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                                            Page
                                                                            ----
Reports to Class B-2 Certificateholders....................................   2
Additional Information.....................................................   2
Summary of Terms of the Class B-2 Certificates.............................   3
Special Considerations.....................................................  14
Structure of the Transaction...............................................  15
The Contract Pool..........................................................  16
Green Tree Financial Corporation...........................................  21
Yield, Prepayment and Maturity Considerations..............................  24
Description of the Certificates............................................  30
Certain Legal Aspects of the Contracts.....................................  47
Certain Federal Income Tax Consequences....................................  53
Use of Proceeds............................................................  62
ERISA Considerations.......................................................  62
Legal Investment Considerations............................................  63
Underwriting...............................................................  63
Legal Matters..............................................................  64
Index of Principal Terms...................................................  65

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  GREEN TREE
                            FINANCIAL CORPORATION,
                              SELLER AND SERVICER

                         $              (APPROXIMATE)
    % MANUFACTURED HOUSING CONTRACT
                        SENIOR/SUBORDINATE PASS-THROUGH
                          CERTIFICATES, SERIES 1994-1
                            CLASS B-2 (SUBORDINATE)

                              ------------------

                                  PROSPECTUS
                                March   , 1994

                              ------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC registration fee.......................................... $   344.83
      Blue Sky fees and expenses....................................     500.00
      Accountant's fee and expenses.................................  10,000.00
      Attorneys' fees and expenses..................................  15,000.00
      Trustee's fees and expenses...................................   2,200.00
      Printing and engraving expenses...............................  17,500.00
      Rating Agency fee.............................................   8,900.00
      Miscellaneous.................................................   3,975.00
                                                                     ----------
          Total..................................................... $58,419.83
                                                                     ==========

- --------

ITEM 31. SALES TO SPECIAL PARTIES

  Not Applicable

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  Listed below are the unregistered securities sold by the Company since February 1991. These Certificates were distributed by the underwriters listed below and privately placed by such underwriters with institutional investors in transactions exempt from the registration provisions of the Securities Act of 1933, as amended. In the table below, the Series entitled "RV" refers to Recreational Vehicle Asset Backed Certificates, "MC" refers to Certificates for Motorcycle Contracts and "HI" refers to Certificates for FHA Title I Home Improvement Loans.

                                  PRINCIPAL AMOUNT       UNDERWRITERS AND
 SERIES              ISSUE DATE   OF CERTIFICATES        OTHER PURCHASERS
 ------              ----------   ----------------       ----------------
 1.HI 1991-A...... March 21, 1991   $22,975,523    The First Boston Corporation
 2.MC 1991-1...... June 1, 1991       9,404,535    The First Boston Corporation
 3.HI 1991-B...... June 17, 1991     32,413,677    The First Boston Corporation
 4.HI 1991-C...... Sept. 19, 1991    33,057,595    The First Boston Corporation
 5.HI 1991-D...... Dec. 12, 1991     23,539,578    The First Boston Corporation
 6.RV 1991-1...... Dec. 13, 1991     19,104,810    Lehman Brothers
 7.MC 1991-2...... Jan. 15, 1992     10,857,622    The First Boston Corporation
 8.RV 1992-1...... Feb. 26, 1992     20,517,379    Lehman Brothers
 9.MC 1992-1...... June 12, 1992     14,007,114    The First Boston Corporation
10.HI 1992-A...... June 18, 1992     32,489,932    The First Boston Corporation
11.RV 1992-2...... June 19, 1992     14,858,272    Lehman Brothers
12.HI 1992-B...... Sept. 17, 1992    21,135,359    The First Boston Corporation
13.MC 1992-2...... Oct. 9, 1992      10,542,200    The First Boston Corporation
14.HI 1992-C...... Dec. 15, 1992     18,720,675    The First Boston Corporation
15.MC 1992-3...... Dec. 17, 1992      7,461,646    The First Boston Corporation
16.HI 1993-A...... March 30, 1993    14,428,655    Merrill Lynch & Co.
17.HI 1993-B...... June 29, 1993     28,416,577    Merrill Lynch & Co.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 302A.521 of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances, upon receipt of a written undertaking by the person to repay all amounts so paid if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

  The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective.

  The Company maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit I.I hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

  Not Applicable

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements:

    Not Applicable

  (b) Exhibits:

         *1.1  Proposed form of Underwriting Agreement
         *3.1  Articles of Incorporation of Green Tree Financial Corporation
         *3.2  Bylaws of Green Tree Financial Corporation
        **4.1  Form of Pooling and Servicing Agreement
          5.1  Opinion and consent of Dorsey & Whitney as to legality
          8.1  Opinion of Dorsey & Whitney as to tax matters
      ***21.1  Subsidiaries of the Registrant
         23.1  Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
         24.1 Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact (included on page II-4)

- --------
 *Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement on Form S-11 (File No. 33-50236), as amended, which became effective on September 11, 1992.
**Incorporated by reference to the similarly numbered exhibit to the
   Registrant's Current Report on Form 8-K dated December 22, 1993. ***Incorporated by reference to Exhibit 22.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on February 2, 1994.

                                          GREEN TREE FINANCIAL CORPORATION

                                                 /s/  Lawrence M. Coss
                                          By: _________________________________
                                                      Lawrence M. Coss
                                               Chairman, President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints John W. Brink and Richard G. Evans, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Lawrence M. Coss
- ------------------------------------
          Lawrence M. Coss           Chairman of the Board and      February 2, 1994
                                      Chief Executive Officer
                                      (Principal Executive
                                      Officer) and Director
        /s/ John W. Brink
- ------------------------------------
           John W. Brink             Executive Vice President,      February 4, 1994
                                      Treasurer and Chief
                                      Financial Officer
                                      (Principal Financial
                                      Officer)
       /s/ Robley D. Evans
- ------------------------------------
          Robley D. Evans            Vice President and             February 2, 1994
                                      Controller (Principal
                                      Accounting Officer)
      /s/ Richard G. Evans
- ------------------------------------
          Richard G. Evans           Director                       February 2, 1994
     /s/ C. Thomas May, Jr.
- ------------------------------------
         C. Thomas May, Jr.          Director                       February 2, 1994
        /s/ W. Max McGee
- ------------------------------------
            W. Max McGee             Director                       February 2, 1994
     /s/ Robert S. Nickoloff
- ------------------------------------
        Robert S. Nickoloff          Director                       February 2, 1994
     /s/ Kenneth S. Roberts
- ------------------------------------
         Kenneth S. Roberts          Director                       February 2, 1994

                               INDEX TO EXHIBITS

                                                                           PAGE
                                                                           ----
     *1.1  Proposed form of Underwriting Agreement
     *3.1  Articles of Incorporation of Green Tree Financial Corporation
     *3.2  Bylaws of Green Tree Financial Corporation
    **4.1  Form of Pooling and Servicing Agreement
      5.1  Opinion and consent of Dorsey & Whitney as to legality
      8.1  Opinion of Dorsey & Whitney as to tax matters
  ***21.1  Subsidiaries of the Registrant
     23.1  Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
     24.1  Power of attorney from officers and directors of the
           Registrant signed by an attorney-in-fact (included on page
           II-4)

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*Incorporated by reference to the similarly numbered exhibit to the
   Registrant's Registration Statement on Form S-11 (File No. 33-50236), as amended, which became effective on September 11, 1992.
**Incorporated by reference to the similarly numbered exhibit to the
   Registrant's Current Report on Form 8-K dated December 22, 1993. ***Incorporated by reference to Exhibit 22.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.